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                                                                  EXHIBIT 23-(2)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of Form S-4 (File No. 333-09105) of our report dated June 15, 1996, except as to the information presented in Note 33, for which the date is July 26, 1996, on our audits of the financial statements of Transocean ASA and Subsidiaries, as of December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts".


Oslo, Norway                                        Coopers & Lybrand ANS
August 1, 1996